Exhibit T3A.138

Delaware The First State	PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NORTHPARK MALL/JOPLIN, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 2004, AT 2:05 O’CLOCK P.M.

3859398 8100	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 3372490

040693025	DATE: 09-24-04

State of Delaware Secretary of State Division of Corporations Delivered 02:12 PM 09/24/2004 FILED 02:05 PM 09/24/2004 SRV 040693025 – 3859398 FILE

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

NORTHPARK MALL/JOPLIN, LLC

1.	The name of the limited liability company is:

Northpark Mall/Joplin, LLC

2.	The address of its registered office in the State of Delaware is:

2711 Centerville Road, Suite 400

Wilmington, New Castle County, Delaware 19808

The name of its registered agent at such address is:

Corporation Service Company

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Northpark Mall/Joplin, LLC this 24th day of September, 2004.

By:	/s/ Stephanie Lee Hogan
Stephanie Lee Hogan, Organizer